EXHIBIT 99.1

Epiq Systems Announces Year-End 2011 Results Led by 64% Growth in eDiscovery Operating Revenue

KANSAS CITY, Kan., Feb. 29, 2012 (GLOBE NEWSWIRE) -- Epiq Systems, Inc. (Nasdaq:EPIQ) today announced results of operations for 2011 with operating revenue (total revenue before operating revenue from reimbursed direct costs) achieving a record $261.3 million, up 20% compared to $217.6 million for the prior year. Fourth quarter 2011 operating revenue of $68.6 million increased 14% compared to $60.4 million for the same period last year. eDiscovery operating revenue in 2011 was a record $132.9 million, reflecting a 64% increase over the prior year. The eDiscovery segment now represents more than half of Epiq's annual operating revenue and is expected to represent up to two-thirds of the company's annual operating revenue in 2012.

On December 28, 2011, Epiq announced the acquisition of De Novo Legal LLC, a prominent U.S. eDiscovery provider with particular distinction in document review services. The transaction extends Epiq's global leadership for eDiscovery technology services, with comprehensive capabilities to manage and review electronic information for discovery, investigations, regulatory issues, compliance, and related legal matters.

Net income for the fourth quarter of 2011 was $1.9 million compared to $3.1 million for the year ago quarter. 2011 net income was $12.1 million compared to $13.9 million for the prior year. Net income per share for the fourth quarter of 2011 was $0.05 per share compared to $0.08 per share for the year ago quarter. 2011 net income per share was $0.33 compared to $0.36 per share for the prior year. Net income in 2011 includes an increase in pre-tax expenses of $12.1 million for the amortization of acquisition intangibles compared to 2010 primarily related to the fourth quarter 2010 acquisition of Jupiter eSources LLC and the 2011 acquisition of Encore Discovery Solutions.

Fourth quarter 2011 net cash provided by operating activities was $23.5 million, up 54% compared to $15.3 million for the year ago quarter. Net cash provided by operating activities in 2011 was $50.7 million, up 47% compared to $34.4 million for the prior year. Condensed consolidated statements of income, balance sheets and cash flow statements are attached.

Non-GAAP net income for the fourth quarter of 2011 was $8.9 million, up 12% compared to $8.0 million for the year ago quarter. 2011 non-GAAP net income was $32.0 million, up 11% compared to $28.7 million for the prior year. Non-GAAP net income per share for the fourth quarter of 2011 was $0.24 per share, up 14% compared to $0.21 per share for the year ago quarter. 2011 non-GAAP net income per share was $0.87, up 18% compared to $0.74 per share for the prior year.

Fourth quarter 2011 non-GAAP adjusted EBITDA was $22.7 million, up 19% compared to $19.0 million for the year ago quarter. 2011 non-GAAP adjusted EBITDA was $81.5 million, up 18% compared to $69.1 million for the prior year.

Fourth quarter 2011 operating revenue for the eDiscovery segment increased 49% to $36.6 million compared to $24.6 million for the year ago quarter. Full-year 2011 operating revenue increased 64% to $132.9 million compared to $81.1 million in the prior year. Fourth quarter 2011 non-GAAP adjusted EBITDA was $15.1 million, up 42% compared to $10.6 million for the year ago quarter. 2011 non-GAAP adjusted EBITDA was $56.0 million, up 57% compared to $35.6 million in the prior year. eDiscovery is now Epiq's largest segment. During 2011, the company significantly strengthened its position within the top tier of global eDiscovery competitors. With its end-to-end technology and service leadership, Epiq is positioned for continued significant growth in a marketplace that remains largely fragmented.

Fourth quarter 2011 operating revenue for the Bankruptcy segment was $23.8 million compared to $26.2 million for the year ago quarter. Full-year 2011 operating revenue was $92.0 million compared to $97.2 million in the prior year. Fourth quarter 2011 non-GAAP adjusted EBITDA was $11.9 million compared to $13.0 million for the year ago quarter. Full-year 2011 non-GAAP adjusted EBITDA was $47.4 million compared to $52.5 million in the prior year. The Bankruptcy segment's results reflect the impacts of declining bankruptcy filings in 2011 and macroeconomic variables. Epiq Systems continues to be a market leader in each area served by its Bankruptcy franchise and to maintain high aggregate client deposit balances and caseloads.

Fourth quarter operating revenue for the Settlement Administration segment was $8.2 million compared to $9.6 million in the year ago quarter. Full-year 2011 operating revenue was $36.4 million compared to $39.2 million in the prior year. Non-GAAP adjusted EBITDA was $1.8 million for the fourth quarter of 2011 compared to $2.8 million for the year ago quarter. 2011 non-GAAP adjusted EBITDA was $5.9 million compared to $8.0 million in the prior year. The segment results reflect delays in the start-up of several matters expected to have begun during the year.

Tom W. Olofson, chairman and CEO of Epiq Systems stated, "2011 marked significant growth for the eDiscovery segment as it established itself as the largest operating segment of the company. Epiq has a top position in the global marketplace for eDiscovery technology and related services with end-to-end capabilities and capacity to support our clients' largest matters. We anticipate significant continued growth in the eDiscovery segment in 2012. We were also pleased to report a very strong 47% increase in our cash from operating activities of $50.7 million versus the prior year, and to increase the cash dividend for our shareholders, reflecting our confidence for the future and our commitment to provide long-term shareholder value."

Key events in 2011 included:

  Epiq expanded its extensive proprietary technologies during 2011, providing clients with innovative options to address their business requirements:
  Launch of Epiq Portal™, an industry-changing, web-based platform giving clients unprecedented real-time visibility into discovery projects with connectors to both Epiq's proprietary products and to third party tools. Key benefits include cost-based reporting and budgeting tools, activity tracking, trend analysis and a project management console.
  Launch of DocuMatrix Mobile™ (DMX Mobile™), an on-premise, behind-the-firewall version of the company's leading document review software. DMX Mobile™ gives clients a faster, more versatile approach for on-site reviews and provides connectors to multiple third-party technologies.
  Release of eDataMatrix® version 8, Epiq's proprietary evidence processing software for electronic discovery, featuring an attractive balance of throughput, support for evolving data formats, and economic value.
  Introduction of DebtorMatrix® Reconciliation, a claim reconciliation workflow tool enabling Chapter 11 debtors and their advisers to reconcile and resolve claims more easily and efficiently.
  Introduction of DebtorMatrix® Online Claims filing, an online interview-based technology enabling the electronic filing of claims at lower cost to debtors. This includes the electronic filing of claims as well as paper form generation.
  Release of Banking Portal™, a centralized hub for processing online banking transactions across Epiq's family of Chapter 7 products to facilitate the rapid on boarding of new banks and provide ebanking capabilities.
  Epiq acquired Encore Discovery Solutions on April 4 and De Novo Legal LLC on December 28 for cash paid at closing of $104 million and $68 million, respectively. The De Novo transaction also includes a deferred cash component and an opportunity for contingent consideration based on future revenue growth. Encore and De Novo provide market-proven eDiscovery offerings which strengthen the overall Epiq eDiscovery portfolio of technology solutions.

  In September, the Board of Directors increased the quarterly dividend rate to 5.0 cents per share of outstanding common stock. The new quarterly dividend rate represented a 43% increase from the prior quarterly dividend rate of 3.5 cents per share of outstanding common stock. Dividends were paid each quarter during 2011.

  On April 25, 2011, Epiq's senior credit facility was amended and extended through December 31, 2015, increasing the amount of funds available under the credit facility from $140.0 million to $325.0 million with an accordion feature to increase to $375.0 million to facilitate future business expansion.

Conference Call

Epiq will host a conference call today at 3:30 p.m. central time to discuss these results. The internet broadcast of the call can be accessed at www.epiqsystems.com. To listen by phone, please call (877) 303-6311 before 3:30 p.m. central time. International participants may dial (631) 813-4730. An archive of the internet broadcast will be available on Epiq's website until the next earnings update. A recording of the call will also be available through March 29, 2012 beginning approximately two hours after the call ends. To access the recording, please call (855) 859-2056 and enter conference ID number 44450942.

About Epiq Systems

Epiq Systems is a leading global provider of technology and services for electronic discovery, bankruptcy and class action administration. Epiq offers a wide range of innovative, technology-enabled solutions to corporations, law firms, bankruptcy trustees, government agencies, mortgage processors, financial institutions, and other professional advisors that rely on Epiq's exceptional service, outstanding project management and deep subject-matter expertise.

The Epiq Systems, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5250

Use of Non-GAAP Financial Measures

This press release includes the following non-GAAP financial measures: (i) non-GAAP net income (net income adjusted for amortization of acquisition intangibles, share-based compensation, acquisition-related expense, capitalized loan fee amortization, litigation expense/settlement, non-cash embedded option charges, and the effect of tax adjustments that are outside of Epiq Systems' anticipated effective tax rate, all net of tax), (ii) non-GAAP earnings per share, calculated as non-GAAP net income on a fully diluted per share basis, and (iii) non-GAAP adjusted EBITDA (net income adjusted for depreciation, amortization, share-based compensation, acquisition-related expense, net expenses related to financing, litigation expense/settlement, and provision for income taxes). Income taxes represent a complex element of a company's income statement and effective tax rates can vary widely between different periods. Epiq Systems uses a statutory tax rate of 40%, except for the non-qualified portion of share-based compensation, to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand financial performance across historical periods and to allow a comparison with other companies, many of whom use similar non-GAAP financial measures to supplement their GAAP results.

Although Epiq Systems reports its results using GAAP, Epiq Systems also uses non-GAAP financial measures when management believes those measures provide useful information for its stockholders. These non-GAAP financial measures are intended to supplement the GAAP financial information by providing additional insight regarding results of operations. Certain items are excluded from these non-GAAP financial measures to provide additional comparability measures from period to period. These non-GAAP financial measures will not be defined in the same manner by all companies and may not be comparable to other companies. These non-GAAP financial measures are reconciled in the accompanying tables to the most directly comparable measures as reported in accordance with GAAP, and should be viewed in addition to, and not in lieu of, such comparable financial measures.

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and include, but are not limited to, any projection or expectation of earnings, revenue or other financial items; the plans, strategies and objectives of management for future operations; factors that may affect our operating results; new products or services; the demand for our products or services; our ability to consummate acquisitions and successfully integrate them into our operations; future capital expenditures; effects of current or future economic conditions or performance; industry trends and other matters that do not relate strictly to historical facts or statements of assumptions underlying any of the foregoing. These forward-looking statements are based on our current expectations which may not prove to be accurate. Forward-looking statements may be identified by terms such as "believe," "expect," "anticipate," "should," "planned," "may," "estimated," "goal," "objective," "seeks," and "potential" and variations of these words and similar expressions or negatives of these words. Because forward-looking statements involve future risks and uncertainties, listed below are a variety of factors that could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These factors include (1) any material changes in our total number of client engagements and the volume associated with each engagement, (2) any material changes in our clients' deposit portfolio or the services required or selected by our clients in engagements, (3) material changes in the number of bankruptcy filings, class action filings or mass tort actions each year, or changes in government legislation or court rules affecting these filings, (4) overall strength and stability of general economic conditions, both in the United States and in the global markets, (5) significant changes in the competitive environment, (6) risks associated with handling of confidential data and compliance with information privacy laws, (7) changes in or the effects of pricing structures and arrangements, (8) risks associated with the integration of acquisitions into our existing business operations, (9) risks associated with indebtedness, (10) risks associated with foreign currency fluctuations, (11) risks associated with developing and providing software and internet-based technology solutions to our clients, (12) risks associated with cyber attacks, interruptions or delays in services at data centers, (13) risks of errors or failures of software or services, (14) risks associated with our international operations, (15) risks of litigation against us, and (16) other risks detailed from time to time in our SEC filings, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, there may be other factors not included in our SEC filings that may cause actual results to differ materially from any forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010

REVENUE:
Operating revenue before reimbursed direct costs	$ 68,609	$ 60,446	$ 261,265	$ 217,595
Operating revenue from reimbursed direct costs	5,030	7,129	22,061	29,571
Total Revenue	73,639	67,575	283,326	247,166

OPERATING EXPENSE:
Direct costs (exclusive of depreciation and amortization shown separately below)	24,037	21,128	90,954	72,004
Reimbursed direct costs	4,995	6,727	21,773	28,686
General and administrative	25,016	21,464	97,779	85,645
Depreciation and software and leasehold amortization	6,273	5,033	23,081	20,391
Amortization of identifiable intangible assets	5,216	3,977	21,323	9,190
Other operating expense	2,279	2,431	1,793	2,781
Total Operating Expense	67,816	60,760	256,703	218,697

INCOME FROM OPERATIONS	5,823	6,815	26,623	28,469

INTEREST EXPENSE (INCOME):
Interest expense	1,722	799	5,844	1,931
Interest income	(16)	(3)	(128)	(32)
Net Interest Expense	1,706	796	5,716	1,899

INCOME BEFORE INCOME TAXES	4,117	6,019	20,907	26,570

PROVISION FOR INCOME TAXES	2,178	2,878	8,827	12,641

NET INCOME	$ 1,939	$ 3,141	$ 12,080	$ 13,929

NET INCOME PER SHARE INFORMATION:
Net income per share – Diluted	$ 0.05	$ 0.08	$ 0.33	$ 0.36

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING – DILUTED	36,496	37,185	36,506	39,512

Cash dividends declared per common share	$ 0.05	--	$ 0.205	$ 0.07

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2011	December 31, 2010

ASSETS
ASSETS:
Cash and cash equivalents	$ 2,838	$ 5,439
Trade accounts receivable, net	89,619	59,940
Property and equipment, net	46,773	41,258
Goodwill	402,736	294,789
Other intangibles, net	88,087	43,580
Other	48,611	33,212

TOTAL ASSETS	$ 678,664	$ 478,218

LIABILITIES AND EQUITY
LIABILITIES:
Accounts payable	$ 12,048	$ 13,227
Indebtedness	263,478	89,805
Other liabilities	70,219	46,663
EQUITY	332,919	328,523

TOTAL LIABILITIES AND EQUITY	$ 678,664	$ 478,218

EPIQ SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve months ended December 31,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 12,080	$ 13,929
Non-cash adjustments to net income:
Depreciation and amortization	44,404	29,581
Other, net	7,425	8,511
Changes in operating assets and liabilities, net	(13,226)	(17,584)
Net cash provided by operating activities	50,683	34,437

CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment, software and other	(18,534)	(19,212)
Cash paid for business acquisition, net of cash required	(166,930)	(51,548)
Net cash used in investing activities	(185,464)	(70,760)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in indebtedness	147,047	39,492
Repurchase of common stock	(10,858)	(44,160)
Cash dividends paid	(5,514)	(2,632)
Other	994	--
Net cash provided by (used in) financing activities	131,669	(7,300)

Effect of exchange rate changes on cash	511	76

NET DECREASE IN CASH AND CASH EQUIVALENTS	$ (2,601)	$ (43,547)

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME TO
NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010

NET INCOME	$ 1,939	$ 3,141	$ 12,080	$ 13,929
Plus:
Depreciation and amortization	11,489	9,010	44,404	29,581
Share-based compensation	1,780	735	7,369	6,727
Acquisition-related expense (1)	2,279	2,431	1,793	2,781
Expenses related to financing, net	1,706	796	5,716	1,899
Litigation expense/settlement	1,279	13	1,279	1,587
Provision for income taxes	2,178	2,878	8,827	12,641
	20,711	15,863	69,388	55,216
NON-GAAP ADJUSTED EBITDA	$ 22,650	$ 19,004	$ 81,468	$ 69,145

(1) Acquisition-related expense includes direct acquisition costs and non-cash fair value adjustments for acquisitions related to contingent consideration and carrying value impairment for a non-amortizing intangible asset.

EPIQ SYSTEMS, INC.
RECONCILIATION OF NET INCOME
TO NON-GAAP NET INCOME
(In thousands, except per share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010

NET INCOME	$ 1,939	$ 3,141	$ 12,080	$ 13,929
Plus (net of tax(1)) :
Amortization of acquisition intangibles	3,130	2,386	12,794	5,524
Share-based compensation	1,058	427	4,359	4,791
Acquisition-related expense (2)	1,368	1,459	1,076	1,670
Loan fee amortization	113	73	410	257
Litigation expense/settlement	767	8	767	960
Non-cash embedded option charges	--	--	--	(445)
Effective tax rate adjustment (3)	531	470	464	2,013
	6,967	4,823	19,870	14,770
NON-GAAP NET INCOME	$ 8,906	$ 7,964	$ 31,950	$ 28,699
NON-GAAP NET INCOME PER SHARE – DILUTED	$ 0.24	$ 0.21	$ 0.87	$ 0.74

(1) Individual adjustments are calculated using a tax rate of 40% except for the non-qualified portion of share-based compensation.
(2) Acquisition-related expense includes direct acquisition costs and non-cash fair value adjustments for acquisitions related to contingent consideration and carrying value impairment for a non-amortizing intangible asset.
(3) The effective tax rate adjustment reflects a non-GAAP provision for income taxes at a statutory tax rate of 40%.

EPIQ SYSTEMS, INC.
OPERATING REVENUE
(In thousands)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010

eDiscovery	$ 36,604	$ 24,591	$ 132,918	$ 81,130
Bankruptcy	23,823	26,231	91,971	97,219
Settlement Administration	8,182	9,624	36,376	39,246

TOTAL OPERATING REVENUE BEFORE REIMBURSED DIRECT COSTS	$ 68,609	$ 60,446	$ 261,265	$ 217,595

EPIQ SYSTEMS, INC.
NON-GAAP ADJUSTED EBITDA
(In thousands)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010

eDiscovery	$ 15,060	$ 10,596	$ 55,988	$ 35,569
Bankruptcy	11,883	13,006	47,432	52,523
Settlement Administration	1,800	2,792	5,945	7,991
Unallocated	(6,093)	(7,390)	(27,897)	(26,938)

TOTAL NON-GAAP ADJUSTED EBITDA	$ 22,650	$ 19,004	$ 81,468	$ 69,145

EPIQ SYSTEMS, INC.
CALCULATION OF DILUTED NET INCOME PER SHARE AND
DILUTED NON-GAAP NET INCOME PER SHARE
(In thousands, except per share data)
(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2011	2010	2011	2010

NET INCOME	$ 1,939	$ 3,141	$ 12,080	$ 13,929
Interest expense adjustment for convertible debt	--	--	--	537
Amounts re-allocated to nonvested shares	(23)	(17)	(139)	(86)
NET INCOME ADJUSTED FOR DILUTED CALCULATION	$ 1,916	$ 3,124	$ 11,941	$ 14,380

NON-GAAP NET INCOME	$ 8,906	$ 7,964	$ 31,950	$ 28,699
Interest expense adjustment for convertible debt	--	--	--	537
Amounts re-allocated to nonvested shares	(23)	(17)	(139)	(86)
NON- GAAP NET INCOME ADJUSTED FOR DILUTED CALCULATION	$ 8,883	$ 7,947	$ 31,811	$ 29,150

BASIC WEIGHTED AVERAGE SHARES	35,307	36,056	35,186	36,498
Adjustment to reflect share-based awards	1,189	1,129	1,320	1,092
Adjustment to reflect convertible debt shares	--	--	--	1,922
DILUTED WEIGHTED AVERAGE SHARES	36,496	37,185	36,506	39,512

NET INCOME PER SHARE – DILUTED	$ 0.05	$ 0.08	$ 0.33	$ 0.36

NON-GAAP NET INCOME PER SHARE - DILUTED	$ 0.24	$ 0.21	$ 0.87	$ 0.74
CONTACT: Lew P. Schroeber, Investor Relations, 913-621-9500
         ir@epiqsystems.com or visit us online at www.epiqsystems.com